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                                                                      EXHIBIT 11
                                 FURON COMPANY

                      Computation of Net Income Per Share




                                                     Three months ended                  Nine months ended
                                                 ----------------------------       -----------------------------
                                                 October 28,      October 29,       October 28,       October 29,
                                                   1995              1994              1995              1994
-----------------------------------------------------------------------------------------------------------------
PRIMARY INCOME PER SHARE

     Earnings
       Net income                                $3,797,000       $3,357,000        $9,862,000         $8,438,000
                                                 ==========       ==========        ==========         ==========

     Shares
       Weighted average number of
       common shares outstanding                  8,845,179        8,710,380         8,819,656          8,685,491

       Shares issuable from
       assumed exercise of stock
       options                                      199,076          325,631           244,448            282,395
                                                 ----------       ----------        ----------         ----------
       Average shares as adjusted                 9,044,255        9,036,011         9,064,104          8,967,886
                                                 ==========       ==========        ==========         ==========
Primary income per share                         $     0.42       $     0.37        $     1.09         $     0.94
                                                 ==========       ==========        ==========         ==========


FULLY DILUTED INCOME PER SHARE

       Earnings
         Net income                              $3,797,000       $3,357,000        $9,862,000         $8,438,000
                                                 ==========       ==========        ==========         ==========

       Shares
         Weighted average number of
         common shares outstanding                8,845,179        8,710,380         8,819,656          8,685,491

         Shares issuable from
         assumed exercise of stock
         options                                    199,076          415,548           247,177            418,815
                                                 ----------       ----------        ----------         ----------
         Average shares as adjusted
         for full dilution                        9,044,255        9,125,928         9,066,833          9,104,306
                                                 ==========       ==========        ==========         ==========
Fully diluted income per share                   $     0.42       $     0.37        $     1.09         $     0.93
                                                 ==========       ==========        ==========         ==========




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